SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         WESTERN POWER & EQUIPMENT CORP.
                         -------------------------------
                (Name of Registrant as specified in its charter)


      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:
(2)    Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):
(4)    Proposed maximum aggregate value of transaction: (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                        (1) Amount Previously Paid:
                        (2) Form, Schedule or Registration Statement No.:
                        (3) Filing Party:
                        (4) Date Filed:

                         WESTERN POWER & EQUIPMENT CORP.
                            6407-B N.E. 117th Avenue
                           Vancouver, Washington 98662

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 25, 2005

To the Stockholders of Western Power & Equipment Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of Western Power & Equipment Corp., a Delaware corporation (the "Company") for its fiscal year 2004, will be held at 11:00 a.m on February 25, 2005, at the Company's corporate offices located at 6407-B N.E. 117th Avenue, Vancouver, Washington 98662, for the following purposes:

     1. To elect a five member Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified;

     2. To ratify the appointment of Marcum & Kliegman as the Company's Independent Certified Public Accountants for the ensuing year;

     3 To consider and vote upon a proposal to increase the Company's authorized shares of common stock from twenty million (20,000,000) to fifty million (50,000,000) shares of Common Stock;

     4. To consider and vote upon a proposal to adopt the Company's 2005 Stock Option Plan;

     5. To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on December 30, 2004 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Dated:  January 31, 2005

                                             By Order of the Board of Directors,

                                             Mark J. Wright, Secretary



      STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE
              ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

     It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDERS HAVE INFORMED THE COMPANY THAT THEY WILL BE VOTING "FOR" ALL OF THE PROPOSALS SET FORTH HEREIN. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDERS IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR EACH OF THE PROPOSALS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE ANY OF THE PROPOSALS.

                         WESTERN POWER & EQUIPMENT CORP.
                            6407-B N.E. 117th Avenue
                           Vancouver, Washington 98662


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 25, 2005


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Western Power & Equipment Corp. (the "COMPANY") for use at the Company's Annual Meeting of Stockholders for its fiscal year 2004 to be held on February 25, 2005, and at any adjournment thereof (the "MEETING"). Further, solicitation of proxies may be made personally, or by telephone or telegraph, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

     Only Shareholders of record at the close of business on December 30, 2004 (the "RECORD DATE") are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 10,130,000 shares of the Company's common stock (the "COMMON STOCK"). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Shareholder's directions and, unless contrary directions are given, will be voted for the proposals (the "PROPOSALS") described below. Anyone giving a proxy may revoke it at any time before it is exercised by giving the board of directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

     The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked "abstain" will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a Proposal. Brokers holding shares of Common Stock for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on "routine" matters. Absent specific instructions from the beneficial owners in the case of "non-routine" matters, the brokers may not vote the shares. "Broker non-votes" result when brokers are precluded from exercising their discretion on certain types of proposals. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Meeting on those matters as to which instructions to vote are not provided by the owner.

     The Board of Directors of the Company has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote "FOR" each of the Proposals.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDERS HAVE INFORMED THE COMPANY THAT THEY WILL BE VOTING "FOR" ALL OF THE PROPOSALS SET FORTH HEREIN. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDERS IS SUFFICIENT TO

SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR EACH OF THE PROPOSALS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE ANY OF THE PROPOSALS.


     Copies of each of the Annual Reports on Form 10-K of the Company for the fiscal year ended July 31, 2004 (the "2004 FISCAL YEAR") and the Form 10-Q for the fiscal quarter ended October 31, 2004, including financial statements, which are incorporated by reference into this Proxy Statement and made a part hereof, are being mailed concurrently herewith to all stockholders of record at the close of business on December 30, 2004.

     This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first sent to the Shareholders on or about January 31, 2005.

              The date of this Proxy Statement is January 31, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................1
PROPOSAL 1:  APPROVAL OF NOMINEES TO THE BOARD OF DIRECTORS...................4
General.......................................................................4
Meetings of the Board of Directors............................................5
Compensation of the Board of Directors........................................5
Director Attendance at Annual Meeting.........................................5
Committees of the Board of Directors..........................................5
Executive Compensation........................................................7
Stock Option Grants...........................................................9
Legal Proceedings............................................................10
Certain Relationships and Related Transactions...............................10
Section 16(a) Beneficial Ownership Reporting Compliance......................11
Shareholder Vote Required....................................................11
PROPOSAL 2:  APPROVAL OF THE APPOINTMENT OF MARCUM & KLIEGMAN, LLP...........12
General......................................................................12
Shareholder Vote Required....................................................12
PROPOSAL 3: RATIFICATION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED SHARES OF COMMON STOCK FROM
TWENTY MILLION TO FIFTY MILLION..............................................13
The Authorization............................................................13
Description of Securities....................................................13
Transfer Agent...............................................................14
Financial and Other Information..............................................14
Shareholder Vote Required....................................................20
PROPOSAL 4:  APPROVAL OF THE 2005 STOCK OPTION PLAN..........................21
General......................................................................21
Description of the 2005 Plan.................................................21
Shareholder Vote Required....................................................24
GENERAL AND OTHER MATTERS....................................................25
SOLICITATION OF PROXIES......................................................25
SHAREHOLDER PROPOSALS........................................................25


APPENDIX A...............................................Audit Committee Charter
APPENDIX B..........Certificate of Amendment to the Certificate of Incorporation
APPENDIX C.............................................................Form 10-K
APPENDIX D......................................................2005 Option Plan

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from our future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Only stockholders of record at the close of business on December 30, 2004 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted on the record date was 10,130,300 shares. Each such share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The holders of a majority of the outstanding votes (i.e., 5,065,001 votes) shall constitute a quorum A quorum is necessary to hold a valid meeting. In accordance with the Company's Certificate of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast and the remaining Proposals shall be by a majority of the votes cast.

Abstentions and broker non-votes are not counted as votes cast in the election of directors and will have no effect on the election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of our common stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our common stock; (ii) our officers and directors; and (iii) all our officers and directors as a group. The Company's issued and outstanding voting securities at the close of business on December 30, 2004, consisted of 10,130,000 shares of common stock, $.001 par value (the "Common Stock"). Unless otherwise indicated, the address of each of the named persons is care of Western Power & Equipment Corp., 6407-B North East 117th Avenue, Vancouver, WA 98662.

                                                    Shares                 Percentage
Name and Address                             Beneficially Owned (1)    Beneficially Owned
----------------                             ----------------------    ------------------

C. Dean McLain (2)(6)(7)                          3,857,419                  38.1%

Robert M. Rubin (3)(4)(6)                           500,000                   4.9%

The Rubin Family Irrevocable Stock Trust (4)      3,369,419                  33.3%

Mark J. Wright (5)                                  200,000                   2.0%

Steven Moskowitz (10)                                50,000                      *

Michel Metter (9)                                    50,000                      *

American United Global, Inc.
11108 NE 106th Place
Kirkland, WA 98033                                1,222,586                  12.1%

JSC, LLC (7)
38207 NE Gerber Rd.
Yacolt, WA  98675                                   588,000                   5.8%

All officers and directors as
  a group (5 persons)(8)                          4,657,419                  46.0%


* less than one percent

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Includes Mr. McLain's direct beneficial ownership of exercisable options to acquire 500,000 shares of the Company's common stock. Excludes Mr. McLain's indirect ownership in the Company through his beneficial ownership of options to purchase 362,000 shares of common stock of American United Global, Inc. ("AUGI"). Mr. McLain's beneficial ownership of AUGI common stock represents 18.1 percent of AUGI voting stock as of the Record Date.

(3) Includes Mr. Rubin's direct beneficial ownership of exercisable options to acquire 500,000 shares of the Company's common stock. Excludes the shares of the Company's common stock held by the Rubin Family Irrevocable Stock Trust (the "Trust"). Excludes Mr. Rubin's indirect ownership in the Company through his beneficial ownership of 80 shares and options to purchase 33,600 shares of AUGI common stock. Mr. Rubin's beneficial ownership of AUGI common stock represents
1.7 percent of AUGI voting stock as of the Record Date.

(4) Mr. Rubin, a grantor of the Trust, does not have sole or shared voting or dispositive power over the shares of the Company's common stock held by the Trust, and disclaims any beneficial ownership of the shares of the Company's common stock held by the Trust.

(5) Includes options to purchase 200,000 shares of the Company's common stock.

(6) On May 1, 2003, Mr. McLain and the Rubin Family Irrevocable Stock Trust agreed to convert the principal amount of a loan made to the Company in the amount of $147,000 into an aggregate of 5,538,838 shares of the Company's common stock, as a result of which Mr. McLain and the Rubin Family Irrevocable Stock Trust each received 2,769,419 shares of the Company's common stock.

(7) Includes 588,000 shares beneficially owned by JSC. Through JSC LLC Mr. McLain has sole or shared voting or dispositive power over the shares of the Company's common stock beneficially owned by JSC LLC.

(8) Includes the shares of the Company's common stock held by AUGI, a company of which Mr. Rubin is the chief executive officer and chairman of the board of directors and of which Mr. Mc Lain is a director.

(9) Excludes Mr. Metter's indirect ownership in the Company through his ownership of exercisable options to acquire 150,000 shares of AUGI, the Company's principal stockholder. Mr. Metter's beneficial ownership of AUGI voting stock represents 7.5 percent of AUGI voting stock as of October 27, 2004. Includes options to purchase 50,000 shares of the Company's common stock.

(10) Includes options to purchase 50,000 shares of the Company's common stock.

                                   PROPOSAL 1

                 APPROVAL OF NOMINEES TO THE BOARD OF DIRECTORS

GENERAL

     A board of five directors is to be elected at the Meeting to hold office until the next annual meeting or until their successors are elected. Unless individual Shareholders specify otherwise, each returned proxy will be voted for the election of the three nominees who are listed herein. The following schedule sets forth certain information concerning the nominees for election as directors.

     The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Stockholders and until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.


NAME                          AGE             DIRECTOR SINCE

Robert M. Rubin               63                  1992

C. Dean McLain                50                  1993

Michael Metter                53                  2003

Steven Moskowitz              40                  2003

James Fisher                  68                  2004


ROBERT M. RUBIN. Mr. Rubin has been the Chief Executive Officer of American United Global, Inc. ("AUGI"), an approximately 12% stockholder of the Company, since October 1990, and also served as Chairman of AUGI from October 1990 to present. Mr. Rubin served as the Chairman of the Board of Directors of the Company from November 20, 1992 to August 1, 1998. Mr. Rubin is also a director of Medimerge, Inc. Mr. Rubin was Chairman of the Board of ERD Waste Technology, Inc., a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial, and commercial non-hazardous waste and hazardous waste. ERD Waste Technology filed for Chapter 11 bankruptcy reorganization in the year 2000. Mr. Rubin also served for approximately five years as an Officer and Director of Style Site Inc., which filed for bankruptcy in January 2001.

C. DEAN MCLAIN. Mr. McLain has served as President, Chief Executive Officer, and a director of the Company since March 7, 1993. Mr. McLain was elected Chairman of the Board of Directors effective August 1, 1998. From March 1, 1993 through June 13, 1995, Mr. McLain served as Executive Vice President of AUGI. Mr. McLain has served on the Board of Directors of AUGI since March 7, 1994. From January 1990 through 1993 Mr. McLain served as Manager of Privatization of Case Corporation.

MICHAEL METTER. Mr. Metter has served as director since February 11, 2003. Since April 2001, Mr. Metter has been the President of RME International, Ltd. (RME). Mr. Metter also currently consults to a broad range of businesses, including IT communications and media businesses, on mergers, acquisitions, restructuring, financing and other matters. From October 1998 to February 2001, Mr. Metter was a principal of Security Capital Trading, Inc., and was a principal at Madison Capital from September 1997 to October 1998. Prior thereto, Mr. Metter was President of First Cambridge Securities from October 1994 to August 1997. Effective with a merger of a division of R.M. Enterprises International, Ltd into Azurel, Ltd., in October 2002, Mr. Metter became President and COO of

Azurel. He resigned as President in February 2003 and subsequently resigned the position of COO which he held from February 2003 until June 28, 2003. Mr. Metter is also President and CEO of BusinessTalkRadio.net (a private company). BTR is a syndicated radio network based in Greenwich, Connecticut. He has held this position since June 2002. He is also chairman of Tiburon Capital Group, a privately held holding corporation.

STEVEN MOSKOWITZ. Mr. Moskowitz has served as director since February 11, 2003. Since 1997, Mr. Moskowitz has been the Vice-President of Business Development for H.W. Carter and Sons. Prior thereto, Mr. Moskowitz was Division President of Evolutions. Mr. Moskowitz is currently a director and secretary for Spongetech. He previously served as the CEO and a director of Azurel, Ltd from October 2002 through September 2003. Mr. Moskowitz also is currently an independent director for R.M. Enterprises International, Ltd. He is also Executive Vice President of Tiburon Capital Group, a privately held holding corporation.

JAMES FISHER Mr. Fisher was an insurance agent and broker as well as a registered representative holding a Series 7 license and has been employed by CIGA, UNUM, and Metropolitan Life, among others. He retired in 1994, when he also resigned from the board of directors of Fleet Bank of New York.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

MEETINGS OF THE BOARD OF DIRECTORS
The Company's Board of Directors held one meeting during the Fiscal Year 2004, and acted two times by written consent. No director failed to attend the meeting.

COMPENSATION OF THE BOARD OF DIRECTORS
Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors. In addition, each director who is not a full time employee of the Company, is eligible to receive $1,500 per quarter.

DIRECTOR ATTENDANCE AT ANNUAL MEETING
The Company encourages all Directors to attend the annual meeting, however, because many of our Directors have a multitude of responsibilities, we do not require attendance.

COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. There is no Nominating Committee.

The Audit Committee is composed of Michael Metter, Chairman, Steven Moskowitz and James Fisher. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included with this Proxy Statement as Appendix A.

The Audit Committee makes recommendations to our board of directors regarding the independent auditors for our company, approves the scope of the annual audit activities of our independent auditors, review audit results and will have general responsibility for all of our auditing related matters.

The purpose of the Audit Committee is to assist our board of directors in the oversight of the integrity of the consolidated financial statements of our company, our company's compliance with legal and regulatory matters, the independent auditor's qualifications and independence, and the performance of our company's independent auditors. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of our company's accounting and financial reporting process and audits of the consolidated financial statements of our company on behalf of our board of directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the consolidated financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

Accordingly, the Audit Committee discusses with Marcum & Kliegman, LLP, our auditors, our audited financial statements, including among other things the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

In 2004 there were four meetings of the Audit Committee.

Our Board has determined that all of the members of the Audit Committee are independent as defined by NASD Rule 4200(a)(15), because those independent directors do not have any relationship with us other than as Directors.

Report of the Audit Committee
-----------------------------
The Audit Committee of the Board of Directors has reviewed and discussed our audited financial statements for fiscal 2004 with our management. The Audit Committee has discussed with Marcum & Kliegman, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has discussed with Marcum & Kliegman its independence and expects to receive the written disclosures and the letter from Marcum & Kliegman required by Independence Standards Board Standard No. 1. The Audit Committee also considered whether Marcum & Kliegman's provision of non-audit services to us is compatible with maintaining Marcum & Kliegman's independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2004.

The information contained in the foregoing report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference into any of the Company's previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AUDIT COMMITTEE FINANCIAL EXPERT. The Company's board of directors has determined that at least one audit committee financial expert is serving on its audit committee. Mr. Metter, is a financial expert and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

CODE OF ETHICS. The Company has adopted a code of ethics that applies to its chief executive officer and chief financial officer and other key financial personnel. The code of ethics can be viewed at the Company's website, www.westernpower.com. The Company intends to satisfy the disclosure requirements under item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of its code of ethics by putting such information on its Internet website.

COMPENSATION COMMITTEE. The Compensation Committee is composed of Steven Moskowitz, Chairman, Michael Metter and James Fisher, all of whom are independent directors. The Compensation Committee has responsibility for evaluating the performance of the Chief Executive Officer and, as part of the succession planning process, reviewing the CEO's evaluation of the executives who report directly to the CEO. The Compensation Committee's duties also include approving the compensation arrangements for the highest-salaried executives, approving the any incentive plan, authorizing the issuance of stock options and any other stock-based awards. The Compensation Committee held 1 meeting in Fiscal Year 2004. The Compensation Committee does not have a formal charter, but the Company intends to adopt one as soon as practicable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. As stated above, the Compensation Committee consists of Mr. Moskowitz, Mr. Metter and Mr. Fisher. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. Mr. McLain, the Chairman of the Board of Directors since August 1998, as well as its President and CEO, and Mr. Rubin, the Chairman of the Board of Directors before Mr. McLain, and currently a director and consultant for the Company, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that they were each excluded from discussions regarding their own salary.

EXECUTIVE COMPENSATION
The Compensation Committee is currently composed of all non-employee directors. The Committee reviews the compensation of the Company's officers and key employees and the granting of stock options under the Company's stock option plans and makes recommendations to the Board of Directors for action on these matters. During the Fiscal Year, 2004, the Company's Board of Directors decided all compensation matters relating to the Company's executive officers.

The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. The Company has entered into an employment agreement with Mr. McLain that covers a multiple year term (see "Chief Executive Officer Compensation," below). The compensation of Mr. Wright is based on an employment agreement dated August 1, 2000. Mr. Rubin, previously compensated under an employment contract (see "Employment, Consulting and Incentive Compensation Agreements," below), entered into a consulting agreement with the Company on August 1, 1998 after he ceased to be an executive officer of the Company on July 31, 1998 and entered into another consulting agreement on August 1, 2000 when the original consulting agreement expired.

EXECUTIVE OFFICER COMPENSATION. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

     Salary. The Committee and the Board of Directors established base salaries for the Company's executive officers, including the salary established in Mr. McLain's employment agreement, after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

     Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. Mr. McLain's bonus is derived under the performance formula set forth in his employment contract described under "Employment and Incentive Compensation Agreements" below.

     Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1995 Employee Stock Option Plan, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company. Messrs. McLain and Wright currently participate in the 1995 Employee Stock Option Plan. The number of options granted to Mr. McLain are determined under the terms of his employment agreement. The number of options granted to Mr. Wright are determined by the Compensation Committee on a discretionary basis. The options generally vest in increments over a period of years established at the time of grant.

     Chief Executive Officer Compensation. In August 2000 the Company entered into an new employment agreement with its chief executive officer, Mr. McLain, to ensure the retention of his services and to encourage him to perform at increasing levels of effectiveness and to use his best efforts to promote the growth and profitability of the Company. This approach enabled the Board to concentrate on the negotiation of a particular employment contract with salary, incentive bonus and stock option components that reflect a longer term view of the Company's prospects and goals. See "Employment, Consulting and Incentive Compensation Agreements" for a complete description of the employment agreements and the compensation and benefits provided thereunder.

                           SUMMARY COMPENSATION TABLE

The following table sets forth the amount of all compensation paid during each of the last three fiscal years to the Chief Executive Officer and to each of the Company's other executive officers for services in all capacities to the Company.

                                                                               Compensation
                                      Annual Compensation                         Awards
                               ---------------------------------------------------------------------------
Name and Principal              Year      Salary       Bonus     Other Annual   Number of      All Other
Position                                                         Compensation    Options     Compensation
----------------------------------------------------------------------------------------------------------

Robert M. Rubin                 2004        --           --           --            --         $200,000
Consultant; former              2003        --           --           --            --         $615,413
Chairman (1)                    2002        --           --           --            --         $332,000

C. Dean McLain                  2004     $425,805     $189,491      $ 858           --            --
President, CEO, Chairman        2003     $399,633     $ 15,000        --            --         $415,413
of the Board (2)                2002     $393,300     $135,000      $ 967           --         $ 31,199

Mark J. Wright                  2004     $190,618     $ 10,000     $ 9,000          --            --
Vice President of Finance       2003     $208,255     $ 75,000        --            --            --
and CFO                         2002     $176,481     $ 75,000     $ 9,000          --          $ 7,718

(1) The Company entered into a seven (7) year consulting agreement with Mr. Rubin effective August 1, 2000 which pays Mr. Rubin a base salary of $200,000 plus all authorized business expenses in the first year, followed by a 3% raise in each successive year of the contract. See "Employment, Consulting and Incentive Compensation Agreements," below. In addition, pursuant to shareholder approval at the 2002 Annual Meeting of the Stockholders, 600,000 shares of the Company's common stock were issued to the Rubin Family Irrevocable Stock Trust in lieu of compensation to Mr. Rubin. The fair market value of the shares at the date of issuance was $0.22 per share, resulting in a compensation charge to the Company in the amount of $132,000. On May 1, 2003 Mr. Rubin agreed to convert the principal amount of a loan made to the Company in the amount of $73,500 into shares of the Company's common stock. In connection therewith The Rubin Family Irrevocable Stock Trust received 2,769,419 shares of the Company's common stock resulting in a compensation charge to the Company in the amount of $415,413.

(2) Mr. McLain joined the Company in March 1993, when he became its Chief Executive Officer. On July 31, 1995, Mr. McLain was permitted to and did purchase from AUGI 6,000 shares of AUGI's common stock at a price of $.01 per share. On August 1, 1995, the closing price for a share of AUGI's common stock as reported by NASDAQ was $4.875. Effective as of August 1, 1995, Mr. McLain's employment agreement with the Company was terminated and he entered into an amended employment agreement expiring July 31, 2005. The base salary under this employment agreement commenced at $250,000 for fiscal 1996, and increased to $300,000 for fiscal 2000. His employment agreement also calls for Incentive Bonuses under certain circumstances. Effective as of August 1, 2000 Mr. McLain's employment agreement with the Company was terminated and he entered into a new employment agreement expiring July 31, 2007. The base salary under this employment agreement commences at $390,000 and increases yearly based upon the average percentage increase in salary for all employees of Employer for the current fiscal year over the previous fiscal year. His employment agreement also calls for Incentive Bonuses under certain circumstances. See "Employment, Consulting and Incentive Compensation Agreements" below. Mr. McLain became Chairman effective August 1, 1998. On May 1, 2003 Mr. McLain agreed to convert the principal amount of a loan made to the Company in the amount of $73,500 into shares of the Company's common stock. In connection therewith Mr. McLain received 2,769,419 shares of the Company's common stock resulting in a compensation charge to the Company in the amount of $415,413.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information regarding individual grants of stock options to each executive officer in Fiscal Year 2004.

                                                                                  Potential Realizable Value
                                Individual Grants                                     At Assumed Annual
                               % of Total Options                                    Rates of Stock Price
                   Options    Granted to Employees    Exercise     Expiration       Appreciation for term
     Name          Granted       In Fiscal Year        Price          Date            5%           10%
-------------------------------------------------------------------------------------------------------------
C. Dean McLain       --                N/A              N/A            N/A            N/A           N/A

Robert M. Rubin      --                N/A              N/A            N/A            N/A           N/A

Mark J. Wright       --              100,000           $ .35        11/14/13        $22,011       $55,781

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information concerning the exercise of stock options during Fiscal Year 2004 by each executive officer and the fiscal year-end value of unexercised options held by that officer.

                                                Number of Unexercised      Value of Unexercised In-
                     Shares                          Options at               the-money options
                   Acquired on      Value          Fiscal Year-End            at Fiscal Year-End
     Name           Exercise      Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------
C. Dean McLain         --            --                500,000                      N/A

Robert M. Rubin        --            --                500,000                      N/A

Mark J. Wright         --            --                200,000                      N/A

Employment, Consulting and Incentive Compensation Agreements
------------------------------------------------------------

Upon completion of the Company's 1995 initial public offering, the Company entered into an employment agreement with Mr. Rubin, effective as of June 13, 1995, that expired July 31, 1998. Pursuant to this agreement, Mr. Rubin served as Chairman of the Board of the Company and received an annual base salary of $150,000 plus bonuses if certain conditions were met. Effective August 1, 1998, the Company entered into a new two-year agreement with Mr. Rubin. Under the terms of this agreement, Mr. Rubin no longer served as Chairman, but provided consulting services to the Company. He received an annual fee of $200,000 plus all authorized business expenses. The Company then entered into a new seven (7) year consulting agreement with Mr. Rubin effective August 1, 2000 paying him $200,000 plus all authorized business expenses in the first year, followed by a 3% raise in each successive year of the contract.

Effective as of August 1, 2000 Mr. McLain entered into an employment agreement expiring July 31, 2007. The base salary under this employment agreement commences at $390,000 and increases yearly based upon the average percentage increase in salary for all employees of Employer for the current fiscal year over the previous fiscal year. His employment agreement also calls for Incentive bonuses under certain circumstances. Mr. McLain received a $197,000 bonus during the Company's 2004 fiscal year. In addition, Mr. McLain receives the use of vehicles at Company expense and certain other fringe benefits not exceeding $50,000 per year.

LEGAL PROCEEDINGS
The Company is not engaged in, nor is it aware of any pending or threatened, litigation in which any of its directors or executive officers is a party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The real property and improvements used in connection with the Sacramento Operations, and upon which the Sacramento Operation is located, were sold by Case for $1,500,000 to the McLain-Rubin Realty Company, LLC ("MRR"), a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the President and a director of the Company, and Robert M. Rubin, the Chairman and a director of the Company. Simultaneous with its acquisition of the Sacramento Operation real property and improvements, MRR leased such real property and improvements to the Company under the terms of a 20-year commercial lease agreement dated March 1, 1996 with the Company paying an initial annual rate of $168,000. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $228,000. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The new lease qualifies for treatment as an operating lease.

In February 1999, the real property and improvements used in connection with the Company's Sparks, Nevada operation and upon which such operation is located, were sold by the Company to McLain-Rubin Realty, L.L.C. (MRR) under the terms of a real property purchase and sale agreement. MRR is a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the President and Chairman of the Company, and Robert M. Rubin, a director of the Company. The sale price was $2,210,000 in cash at closing. Subsequent to the closing of the sale, the Company entered into a 20-year commercial lease agreement with MRR for the Sparks, Nevada facility at an initial rental rate of $252,000 per year. The lease is a net lease with payment of insurance, property taxes and maintenance costs paid by the Company. The sale resulted in a deferred gain which will be amortized over the life of the lease pursuant to generally accepted accounting principles. As of October 1, 2000, the Company entered into a renegotiated 7-year lease with an initial annual rate of $276,000. The new lease qualifies for treatment as an operating lease and the remainder of the deferred gain which was previously being amortized over the life of the cancelled lease was all recognized in the first quarter of fiscal year 2001.

On April 1, 2001, the Company entered into a lease with McLain-Rubin Realty Company II, LLC ("MRR II"), a Delaware limited liability company, the owners of which are Messrs. C. Dean McLain, the President and a director of the Company, and Robert M. Rubin, the Chairman and a director of the Company, for a 5-year lease on its Vancouver, Washington corporate office with an annual rate of $98,000. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance, and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. The lease qualifies for treatment as an operating lease.

On July 30, 2002, pursuant to shareholder approval at the 2002 Annual Meeting of the Stockholders, 600,000 shares of the Company's common stock were issued to the Rubin Family Irrevocable Stock Trust in lieu of compensation to

Mr. Rubin. The fair market value of the shares at the date of issuance was $0.22 per share, resulting in a compensation charge to the Company in the amount of $132,000.

On March 24 2003, Mr. McLain agreed to convert the accrued and unpaid interest on a loan made to the Company in the amount of $147,000 into shares of the Company's common stock. In connection therewith Mr. McLain received 588,000 shares of the Company's common stock with a value of $ 82,000.

On May 1, 2003, Mr. McLain and The Rubin Family Irrevocable Stock Trust agreed to convert the principal amount of a loan made to the Company in the amount of $147,000 into an aggregate of 5,538,838 shares of the Company's common stock. In connection therewith The Rubin Family Irrevocable Stock Trust received 2,769,419 shares of the Company's common stock and Mr. McLain received 2,769,419 shares of the Company's common stock resulting in a compensation charge to the Company of $831,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended July 31, 2004, the Company believes that all reports required to be filed by Section 16(a) were filed on a timely basis.


               --------------------------------------------------

                            SHAREHOLDER VOTE REQUIRED


     Approval of the proposal to elect the director nominees will, pursuant to the Company's bylaws, require a plurality of the votes cast by the stockholders at the Meeting. PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDERS HAVE ALREADY INFORMED THE COMPANY THAT THEY WILL BE VOTING "FOR" THIS PROPOSAL 1. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDERS IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THIS PROPOSAL 1 AND, THEREFORE, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS PROPOSAL 1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 1 TO ELECT THE NOMINEES TO THE BOARD OF DIRECTORS.

        PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

GENERAL
The Audit Committee of the Board of Directors has appointed Marcum & Kliegman, LLP, as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2005. Marcum & Kliegman, LLP was engaged as the Company's independent auditors on May 1, 2003. Representatives of Marcum & Kliegman, LLP are expected to attend the Meeting, where they are expected to be available to response to appropriate questions and, if they desire, to make a statement.

AUDIT FEES
The aggregate fees billed by Marcum & Kliegman LLP for the audit of our annual financial statements for the fiscal year ended July 31, 2004 and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended July 31, 2004 were $ 107,525. The aggregate fees billed by Marcum & Kliegman LLP for the audit of our annual financial statements for the fiscal year ended July 31, 2003 and the reviews of the financial information included in our Forms 10-Q for the fiscal year ended July 31, 2003 were $ 134,232.

AUDIT RELATED FEES
No fees were billed by Marcum & Kliegman LLP for the fiscal years ended July 31, 2004 or July 31, 2003 for services related to the audit or review of our financial statements that are not included under the caption "Audit Fees".

TAX FEES
No fees were billed by Marcum & Kliegman LLP for tax compliance, tax advice and tax planning in the fiscal year ended July 31, 2004. No fees were billed by Marcum & Kliegman LLP for tax compliance, tax advice and tax planning in the fiscal year ended July 31, 2003.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES No fees were billed by Marcum & Kliegman LLP for the fiscal years ended July 31, 2004 or July 31, 2003 for designing, operating, supervising or implementing any of our financial information systems or any hardware or software systems for our financial information. No fees were billed by Marcum & Kliegman LLP for any other services rendered by them during the fiscal years ended July 31, 2004 and July 31, 2003.

Since January 1, 2003, the audit committee has adopted policies and procedures for pre-approving all non-audit work performed by the auditors. Specifically, the committee must pre-approve the use of the auditors for all such services. The audit committee has pre-approved all non-audit work since that time and in making its determination has considered whether the provision of such services was compatible with the independence of the auditors.

Our audit committee believes that the provision by Marcum & Kliegman LLP of services in addition to audit services in fiscal 2004 and 2003 were compatible with maintaining their independence.

               --------------------------------------------------

                            SHAREHOLDER VOTE REQUIRED

            Approval of the proposal to ratify the appointment of Marcum & Kliegman LLP as our independent auditors will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting. PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDERS HAVE ALREADY INFORMED THE COMPANY THAT THEY WILL BE VOTING "FOR" THIS PROPOSAL 2. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDERS IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THIS PROPOSAL 2 AND, THEREFORE, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS PROPOSAL 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF MARCUM & KLIEGMAN, LLP.



                                   PROPOSAL 3
          RATIFICATION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
       INCORPORATION INCREASING THE AUTHORIZED SHARES OF COMMON STOCK FROM
                   TWENTY MILLION TO FIFTY MILLION SUCH SHARES

In order to cover future contingencies, the Company will be required to authorize and issue a greater numbers of shares of Common Stock than is presently available therefor. Consequently, the Board of Directors has determined to increase the Company's authorized share capital to fifty million (50,000,000) shares of Common Stock. The Company has no current intention or commitment to issue an amount of shares in excess of the twenty million (20,000,000) currently authorized.

The Board has unanimously approved and unanimously recommends that the Stockholders ratify the authorization of an increase in the Company's authorized share capital to 50,000,000 shares of Common Stock.

THE AUTHORIZATION
The Company intends to seek stockholder approval for the authorization of an additional thirty million (30,000,000) shares of Common Stock, 0.001 par value per share and the amendment to its Certificate of Incorporation required thereby. The amendment, attached hereto as APPENDIX B, will be filed with the Secretary of State of the State of Delaware as soon as practicable following the date of the Meeting, assuming the requisite approval therefor is obtained.

DESCRIPTION OF SECURITIES
The following is a description of all material terms and features of our securities, but does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of our Certificate of Incorporation and bylaws.

GENERAL
We are authorized by our Certificate of Incorporation to issue an aggregate of 20,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock. As of the Record Date, there were 10,130,000 shares of common stock and no shares of preferred stock outstanding. All shares of common stock are of the same class and have equal rights and attributes.

PREFERRED STOCK
We are authorized by our Certificate of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as our Board of Directors of may, from time to time, fix by amendment of the Certificate of Incorporation. As of the Record Date, there were no shares of preferred stock outstanding, though we have agreed to issue 1,000,000 shares of preferred stock as specified below.

Series A Preferred Stock
------------------------
In connection with its acquisition of Arizona Pacific, Western Power agreed to issue 1,000,000 shares of its newly designated shares of Series A Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED") to Phillip Cash. The shares of Series A Preferred will be convertible into a maximum of 12,000,000 shares of our common stock if fully converted, subject to equitable adjustment in the event of splits, dividends, consolidations or recapitalizations affecting the outstanding Western Power common stock, in the event that Arizona Pacific's aggregate cumulative pre-tax income during the three-year period ending December 31, 2007, shall have been $18,000,000 or greater. The conversion shall automatically be effectuated on March 30, 2008 or, earlier, subject to the mutual consent of Mr. Cash and the independent members of the board of directors of Western Power.

Except as otherwise required by law, the Series A Preferred shall vote together and not as a separate class, with the Western Power common stock, on an "as converted" basis pursuant to the conversion rate then in effect for the Series A Preferred.

In the event that Western Power shall declare and issue a dividend, distribute assets upon liquidation, dissolution, winding-up or otherwise, the Series A Preferred shall rank senior and prior to the Western Power common stock and any other class or series of capital stock of Western Power then outstanding.

The Series A Preferred shall not entitle its holder to a fixed or stated dividend, except that if any dividend or distribution of any kind is declared and made to the holders of the Western Power common stock, the holder of the Series A Preferred shall be entitled to receive any such dividend or distribution as if the Series A Preferred had been converted into Western Power common stock immediately prior to the record date set with respect to such dividend or distribution.

The foregoing description of the Series A Preferred is qualified in its entirety by reference to the Certificate of Designation of the Series A Preferred Stock, a copy of which is filed as Exhibit 4.1 to the Current Report on Form 8-K as filed with the Commission on September 21, 2004.

COMMON STOCK
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of Western Power's stockholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to the payment of preferential dividends with respect to any shares of preferred stock that may be outstanding from time to time. In the event of the dissolution, liquidation or winding up of Western Power, the holders of common stock are entitled to share ratably in all assets remaining after payment of all of our liabilities, subject to the prior distribution rights of the holders of any preferred stock that may be outstanding at that time. All outstanding shares of common stock are duly authorized fully paid and non-assessable.

Holders of common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if we were to issue additional shares of common stock current shareholders would have no right to purchase additional shares and, as a result, their percentage equity interest in Western Power would be reduced.

The holders of common stock do not have cumulative voting rights. Accordingly, all directors will be elected by the affirmative vote of the holders of a majority of our outstanding common stock. The Board is empowered to fill any vacancies on the Board created by the resignation, death or removal of directors.

TRANSFER AGENT
The Company's transfer agent is Corporate Stock Transfer, Inc. The transfer agent's mailing address is 3200 Cherry Creek South Drive, Denver, Colorado 80209.

FINANCIAL AND OTHER INFORMATION
-------------------------------

FINANCIAL STATEMENTS
See the financial statements included in the Company's Form 10-K included herewith as APPENDIX C.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing in APPENDIX C. Certain matters discussed herein contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, projected sales levels, expense reductions, reduced interest expense, and increased inventory turnover, one or more of which may not be realized.

GENERAL
The Company acquired its first seven retail distribution stores in November 1992. The Company expanded to 18 stores in four states by the end of fiscal 1996, to 23 stores in five states by the end of fiscal 1997, and to 27 stores in five states by the end of fiscal 1998. In fiscal 1999, the Company closed 3 stores. At the end of fiscal 2002 and 2003, the Company had 15 stores in operation.

For the last four years, the Company has concentrated on consolidating or closing stores to improve operating efficiency and profitability. Store activity for the last three years is summarized as follows:

        No. of Stores at
Fiscal    Beginning of     No. of Stores   No. of Stores   No. of Stores   No. of Stores
 Year         Year            Opened        Closed/Sold      Acquired       End of Year
 2002          18                0               3               0              15
 2003          15                0               0               0              15
 2004          15                0               0               0              15

The Company is evaluating additional store closures or sales. In addition, in the future the Company may open and acquire additional distribution outlets for Case products, as well as for products which may be manufactured by other companies as circumstances permit. The Company's results can be impacted by the timing of, and costs incurred in connection with, new store openings and acquisitions as well as the costs of closing existing stores.

RESULTS OF OPERATIONS

The Three Months ended October 31, 2004 compared to the Three Months ended
--------------------------------------------------------------------------
October 31, 2003.
-----------------

Revenues for the three-month period ended October 31, 2004 decreased 3.6% to $26.7 million compared with $ 27.7 million for the three-month period ended October 31, 2003. For the three-month period ended October 31, 2004 equipment sales decreased by 5.2%, equipment rental revenues decreased by .8% and product support revenues increased slightly over the comparative three month period ended October 31, 2003. Revenues were down from the prior year's comparative period as a result of a leveling of the prior year's improved economic conditions, especially in the Pacific Northwest.

The Company's gross profit margin of 12.5% for the three-month period ended October 31, 2004 was slightly lower than the prior year's comparative period margin of 12.9%. Gross margin for equipment sales was 8.6% compared to 9.1% for the prior year's comparative period. Equipment rental gross margin was 18.6% compared to 28.1% for the prior year's comparative period. Product support gross margin was 20.3% compared to 19.3% for the prior year's comparative period. The decrease in margins is associated with a change in the sales and rental mix of products.

For the three-month period ended October 31, 2004, selling, general, and administrative ("SG&A") expenses as a percentage of sales were 8.3%, slightly lower than the 8.4% for the prior year's first quarter. The decrease from the prior year's comparative period reflects the Company's continued effort to reduce operating expenses and increase revenue levels.

Interest expense for the three months ended October 31, 2004 of $623,000 was down from $722,000 in the prior year comparative period. This decrease from the prior year's comparative period are the result of lower average interest rates and a lower balance on the GE facility.

The Company had net income for the quarter ended October 31, 2004 of $519,000 ($0.05 per basic share and $0.04 per diluted share) compared with a net income of $584,000 ($0.06 per basic and diluted share) for the prior year's comparative quarter.

Fiscal Year 2004, as Compared with Fiscal Year 2003
---------------------------------------------------

The Company reported net revenues for fiscal 2004 of $115,516,000 compared with net revenues of $102,396,000 for fiscal 2003. Stores opened longer than 12 months showed an overall revenue increase of 12.8 percent from prior year revenue reflecting a slight recovery in economic conditions. During 2004, there were no new stores opened or additional store closures.

For fiscal 2004, the Company reported net income of $1,913,000 or $ .19 per share compared with net income of $412,000 or $ .08 per share in fiscal 2003. The increase in net income is primarily a result of increased sales and continued efforts by management to minimize administrative expenses.

Gross margin was 12.3 percent during fiscal 2004 which was slightly lower than the 13.2 percent gross margin during fiscal 2003. The decrease in 2004, is due in part to management's continued successful efforts in reducing inventory levels, particularly of older inventory which were sold at slightly lower prices than those of the prior year. Also contributing to lower margins in 2004, are changes in sales mix, which reflect a greater number of new and used equipment sales transactions which traditionally carry lower margins, thus lowering the weighted average gross margin percent. Inventory reserves and allowances are slightly lower in 2004 ($4.2 million) than 2003 ($4.8 million) due to the Company's ability to sell off such older equipment as described above with very little application of obsolescence reserves to the sales. The Company continues to focus its sales efforts on specialty and niche lines.

Selling, general, and administrative expenses were $ 9,594,000 or 8.3 percent of revenues for fiscal 2004 compared to $9,955,000 or 9.7 percent of sales for fiscal 2003. The decrease in selling, general, and administrative expenses resulted in part from the concentrated effort by management to reduce expenses primarily in the area of payroll and payroll related costs.

Interest expense for fiscal 2004 was $2,767,000, down from $3,363,000 in fiscal 2003 due to a combination of a decrease in interest rates and lower inventory levels. The Company has a inventory floor plan and operating line of credit facility through GE Commercial Distribution Finance ("GE"), fka Deutsche Financial Services. The agreement provided for a floating interest rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. This agreement expired on December 31, 2001. As of June 21, 2002, the Company entered into a Forbearance Agreement with GE, under the terms of which GE raised the interest rate to prime plus 4% while the Company was in default and required the Company to pay $45,000 fee to GE for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company was required to meet certain financial covenants and meet certain debt reduction schedules. The Forbearance Agreement expired on December 31, 2002. As of July 31, 2003 and July 31, 2004 the Company remained in technical default of its loan agreement. As of August 12, 2004, the Company entered into a Forbearance Agreement with GE, under the terms of which GE lowered the interest rate to prime plus 1.75% and required the Company to pay $25,000 fee to GE for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. The agreement expires on December 31, 2004. See LIQUIDITY AND CAPITAL RESOURCES below for a description of the status of the GE facility. Management has used this facility to allow the Company to take greater discounts and to lower overall interest expense and to provide operating capital liquidity.

On September 15, 2004 the Company acquired Arizona Pacific Materials LLC, a basalt and cinder mining company with operating mines in Phoenix and Flagstaff, Arizona. The purchase price was $3 million of which $2.5 million is being carried by the Seller as a note from the Company with interest at 5% and an installment payment of $2,000,000 plus accrued interest in 13 months from the date of purchase and the balance of principal and accrued interest due 19 months from the date of purchase.

FISCAL YEAR 2003, AS COMPARED WITH FISCAL YEAR 2002

The Company reported net revenues for fiscal 2003 of $102,396,000 compared with net revenues of $107,988,000 for fiscal 2002. Stores opened longer than 12 months showed an overall revenue decrease of 5.2 percent from prior year revenue reflecting a general softening in economic conditions along with increased competitive pressures. During 2003, there were no new stores opened or additional store closures.

For fiscal 2003, the Company reported net income of $412,000 or $ .08 per share compared with a net loss of $10,019,000 or $2.50 per share in fiscal 2002. Included in the net loss for fiscal year 2002 were significant non-cash charges of $3,796,000 for increases of inventory reserves and allowances, a $2,525,000 write-off of all goodwill, a $1,983,000 write-off of disputed vendor financing discounts (receivables), and a $953,000 write-off of fixed assets.

Gross margin was 13.2 percent during fiscal 2003 which is higher than the 7.2 percent gross margin during fiscal 2002. The increase in 2003, is due in part to managements successful efforts in reducing inventory levels, particularly of older inventory which were sold at higher prices than their marked down values. Also contributing to higher margins in 2003, are favorable changes in sales mix, which reflect a greater number of sales/service transactions with higher margins for repairs/servicing, parts and rental equipment, and the partial recovery of a weakening economy. Inventory reserves and allowances are lower in 2003 ($4.8 million) than 2002 ($7.8 million) due to the sell off of such older equipment as described above. The Company continues to focus its sales efforts on specialty and niche lines.

Selling, general, and administrative expenses were $ 9,955,000 or 9.7 percent of revenues for fiscal 2003 compared to $10,199,000 or 9.4 percent of sales for fiscal 2002. The decrease in selling, general, and administrative expenses resulted in part from the concentrated effort by management to reduce expenses primarily in the area of payroll and payroll related costs.

Interest expense for fiscal 2003 was $3,363,000, down from $4,114,000 in fiscal 2002 due to a combination of a decrease in interest rates and lower inventory levels. The Company has a inventory floor plan and operating line of credit facility through GE Commercial Distribution Finance ("GE"), fka Deutsche Financial Services. The agreement provided for a floating interest rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. The agreement expired on December 31, 2001. As of June 21, 2002, the Company entered into a Forbearance Agreement with GE, under the terms of which GE raised the interest rate to prime plus 4% while the Company was in default and required the Company to pay $45,000 fee to GE for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company was required to meet certain financial covenants and meet certain debt reduction schedules. The Forbearance Agreement expired on December 31, 2002. As of July 31, 2003 the Company remained in technical default of its loan agreement. See LIQUIDITY AND CAPITAL RESOURCES below for a description of the status of the GE facility. Management has used this facility to allow the Company to take greater discounts and to lower overall interest expense and to provide operating capital liquidity.

LIQUIDITY AND CAPITAL RESOURCES
The Company's primary needs for liquidity and capital resources are related to its acquisition of inventory for sale and its rental fleet. The Company's primary source of internal liquidity has been from its operations. As more fully described below, the Company's primary sources of external liquidity are equipment inventory floor plan financing arrangements provided to the Company by the manufacturers of the products the Company sells as well as the credit facility with GE more fully described below.

Under inventory floor planning arrangements the manufacturers of products sold by the Company provide interest free credit terms on new equipment purchases for periods ranging from one to twelve months, after which interest commences to accrue monthly at rates ranging from zero percent to two percent over the prime rate of interest. Principal payments are typically made under these agreements at scheduled intervals and/or as the equipment is rented, with the balance due at the earlier of a specified date or upon sale of the equipment. At October 31, 2004, the Company was indebted under manufacturer provided floor planning arrangements in the aggregate amount of $ 13,302,000.

The Company has an inventory floor plan and operating line of credit with GE which expired on December 31, 2001. The line of credit agreement has not been renewed and the Company is operating under the agreement on a month to month basis. Amounts are advanced against the Company's assets, including accounts receivable, parts, new equipment, rental fleet, and used equipment. The agreement provided for a floating interest rate based on prime with rates between 0.75% under prime to 2.25% over prime depending on the amount of total debt leverage of the Company. The Company uses this borrowing facility to lower flooring related interest expense by using advances under such line to finance inventory purchases in lieu of financing provided by suppliers, to take advantage of cash purchase discounts from its suppliers, to provide operating capital for further growth. Borrowings are collateralized by the Company's assets, including accounts receivable, parts inventory, new and used equipment inventory and rental equipment. As of October 31, 2004, approximately $26,722,000 was outstanding under the GE credit facility.

On June 21, 2002, the Company entered into a Forbearance Agreement with GE under the terms of which GE raised the interest rate to prime plus 4% while the Company was in default and required the Company to pay a $45,000 fee to GE for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company was required to meet certain financial covenants and meet certain debt reduction schedules. On of August 12, 2004, the Company entered into a Forbearance Agreement with GE, under the terms of which GE lowered the interest rate to prime plus 1.75% and required the Company to pay $25,000 fee to GE for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. On of August 12, 2004, the Company entered into a Forbearance Agreement with GE, under the terms of which GE lowered the interest rate to prime plus 1.75% and required the Company to pay $25,000 fee to GE for the forbearance. In addition, under the terms of the Forbearance Agreement, the Company is required to meet certain financial covenants and meet certain debt reduction schedules. At October 31, 2004, the Company was in technical default of the GE Loan Agreement. The Company did not request and has not obtained a waiver. Although GE has not called the debt due to such defaults, there is no guarantee that GE will not require the Company to repay the debt at any time in full.

During the three months ended October 31, 2004 the Company had positive cash flow from operating activities during the quarter of $5,083,000. The Company's cash flow from operating activities consisted primarily of a reduction of accounts receivable of $4,105,000, depreciation of $1,622,000, gain on sales of fixed assets and rental equipment of $226,000 and an increase in inventories of $2,190,000. Purchases of fixed assets during the period were related mainly to the ongoing replacement of aged operating assets and rental equipment sold during the period. The Company paid down its short-term financing by $4,987,000 during the three month period ending October 31,2004.

The Company's cash and cash equivalents was approximately $9,000 as of October 31, 2004. The Company's current level and anticipated available cash flow will not be sufficient to support the Company's operations during the next twelve months. The Company must have continued availability of borrowing from its current lender GE or it cannot fund current levels of operations. Under the existing credit facility with GE, GE is entitled to all cash collections from the Company's accounts receivable, which are applied as they are received by GE against the total amount due GE from the Company under the credit facility. Since the Company has essentially no cash flow other than from accounts receivable (which are remitted to GE), the Company cannot fund operations without continued borrowing from GE. If GE decided to stop making borrowing available to the Company, the Company would immediately be unable to continue its operations. The Company currently has no alternative sources of liquidity/borrowing available to it to meet its operating obligations.

Although the Company and GE are in negotiations to extend or renew the credit facility, there can be no assurance that the Company will be able to successfully negotiate an acceptable extension or renewal of the expired GE credit facility or that GE will continue to make borrowing available to the Company. The Company continues to investigate alternative sources of financing and/or capital infusion in an effort to meet its operational needs. However, if GE decided to stop lending to the Company, the Company would have to discontinue its operations immediately.

Off-Balance Sheet Arrangements
------------------------------
The Company's off balance sheet arrangements are principally lease arrangements associated with the retail stores and the corporate office.

General Economic Conditions
---------------------------
Controlling inventory is a key ingredient to the success of an equipment distributor because the equipment is characterized by long order cycles, high ticket prices, and the related exposure to "flooring" interest. The Company's interest expense may increase if inventory is too high or interest rates rise. The Company manages its inventory through Company-wide information and inventory sharing systems wherein all locations have access to the Company's entire inventory. In addition, the Company closely monitors inventory turnover by product categories and places equipment orders based upon targeted turn ratios.

All of the products and services provided by the Company are either capital equipment or included in capital equipment, which are used in the construction, industrial, and agricultural sectors. Accordingly, the Company's sales are affected by inflation or increased interest rates which tend to hold down new construction, and consequently adversely affect demand for the equipment sold and rented by the Company. In addition, although agricultural equipment sales are less than 2% of the Company's total revenues, factors adversely affecting the farming and commodity markets also can adversely affect the Company's agricultural equipment related business.

The Company's business can also be affected by general economic conditions in its geographic markets as well as general national and global economic conditions that affect the construction, industrial, and agricultural sectors. A further erosion in North American and/or other countries' economies could adversely affect the Company's business.

Although the principal products sold, rented, and serviced by the Company are manufactured by Case, the Company also sells, rents, and services equipment and sells related parts (e.g., tires, trailers, and compaction equipment) manufactured by others. Approximately 54% of the Company's net sales for the three months ended October 31, 2004 resulted from sales, rental, and servicing of products manufactured by companies other than Case. That compares with a figure of 50% for the period ended October 31, 2003. Manufacturers other than Case represented by the Company offer various levels of supplies and marketing support along with purchase terms which vary from cash upon delivery to interest-free, 12-month flooring.

The Company purchases its equipment and parts inventory from Case and other manufacturers. No supplier other than Case accounted for more than 10% of such inventory purchases during the nine months ended October 31, 2004. While maintaining its commitment to Case to primarily purchase Case Equipment and parts as an authorized Case dealer, the Company plans to expand the number of products and increase the aggregate dollar value of those products which the Company purchases from manufacturers other than Case in the future.

The generally soft economic conditions in the equipment market, particularly in the northwest, have contributed to a decline in equipment sales in prior years. A further softening in the industry could severely affect the Company's sales and profitability. Market specific factors could also adversely affect one or more of the Company's target markets and/or products. The Company expects the construction equipment market in its store locations to remain flat or slightly down over the next 6 to 12 months.

                            SHAREHOLDER VOTE REQUIRED

Approval of the increase in the authorized share capital will require the affirmative vote of a majority of the shares outstanding that are entitled to be cast because such authorization would, pursuant to Section 242 of the Delaware General Corporation Law, require the ratification of an amendment to the Company's Certificate of Incorporation. Such amendment will, pending stockholder approval, be filed with the Delaware Secretary of State pursuant to the Delaware General Corporation Law. PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDERS HAVE ALREADY INFORMED THE COMPANY THAT THEY WILL BE VOTING "FOR" THIS PROPOSAL
3. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDERS IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THIS PROPOSAL 3 AND, THEREFORE, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS PROPOSAL 3.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL 3 TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO FIFTY MILLION.

                                   PROPOSAL 4

                     APPROVAL OF THE 2005 STOCK OPTION PLAN

GENERAL

     At the Meeting a vote will be taken on a Proposal to ratify the adoption of the Company's 2005 Stock Option Plan (the "2005 Plan"), under which 5,000,000 shares of Common Stock underlying stock options are available for grant. The 2005 Plan was adopted by the Board of Directors on January 20, 2005. A copy of the 2005 Plan is attached hereto as APPENDIX D. As of the date hereof, no options to purchase shares of Common Stock has been granted to any person under the 2005 Plan.

DESCRIPTION OF THE 2005 PLAN

     THE PURPOSE OF THE 2005 PLAN. The purpose of the 2005 Plan is to provide additional incentives to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an "ISO") or a non-qualified stock option (a "NQSO"). The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives shareholder approval within one year of its adoption. The Company adopted the 2005 Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

     The benefits to be derived from the 2005 Plan, if any, are not quantifiable or determinable.

     ADMINISTRATION OF THE PLAN. The 2005 Plan shall be administered by the Board of Directors of the Company, or by any committee that the Company may in the future form and to which the Board of Directors may delegate the authority to perform such functions, such as the Compensation Committee (in either case, the "ADMINISTRATOR"). The Board of Directors shall appoint and remove members of the committee in its discretion in accordance with applicable laws. In the event that the Company establishes such a committee and is required to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code (the "CODE"), the committee shall, in the Board of Director's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the 2005 Plan.

     Subject to the other provisions of the 2005 Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the fair market value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each option; (v) to interpret the 2005 Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the 2005 Plan;
(vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

     SHARES OF STOCK SUBJECT TO THE 2005 PLAN. Subject to the conditions outlined below, the total number of shares of stock which may be issued under options granted pursuant to the 2005 Plan shall not exceed 5,000,000 shares of Common Stock, $.001 par value per share.

     The number of shares of Common Stock subject to options granted pursuant to the 2005 Plan may be adjusted under certain conditions. If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the 2005 Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

     In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the Shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

     PARTICIPATION. Every person who at the date of grant of an option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the 2005 Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the 2005 Plan. The term "Affiliate" as used in the 2005 Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

     OPTION PRICE. The exercise price of a NQSO shall be not less than 85% of the fair market value of the stock subject to the option on the date of grant. To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "10% SHAREHOLDER") shall in no event be less than 110% of the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted. The exercise price of an ISO granted to any 10% Percent Shareholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

     TERM OF THE OPTIONS. The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Shareholder shall expire not more than five years after the date of grant. The 2005 Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

     RESTRICTIONS ON GRANT AND EXERCISE. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the 2005 Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law. During the life of the optionee, an option shall be exercisable only by the optionee.

     TERMINATION OF THE 2005 PLAN. The 2005 Plan shall become effective upon adoption by the Board or Directors; provided, however, that no option shall be exercisable unless and until written consent of the Shareholders of the Company, or approval of Shareholders of the Company voting at a validly called Shareholders' meeting, is obtained within twelve months after adoption by the Board of Directors. If such Shareholder approval is not obtained within such time, options granted pursuant to the 2005 Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted pursuant to the 2005 Plan shall be treated as NQSOs. Options may be granted and exercised under the 2005 Plan only after there has been compliance with all applicable federal and state securities laws. The 2005 Plan shall terminate within ten years from the date of its adoption by the Board of Directors.

     TERMINATION OF EMPLOYMENT. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "TERMINATION"), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the "EXPIRATION DATE")); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). "Employment" includes service as a director or as a consultant. For purposes of the 2005 Plan, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

     AMENDMENTS TO THE PLAN. The Board of Directors may at any time amend, alter, suspend or discontinue the 2005 Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the 2005 Plan and ISOs granted under the 2005 Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require Shareholder approval unless (i) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that shareholder approval is advisable.

     TAX TREATMENT OF THE OPTIONS. Under the Code, neither the grant nor the exercise of an ISO is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the ISO. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income. Optionees who receive NQSOs will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. NQSOs do not give rise to a tax preference item subject to the alternative minimum tax.

     The Board has unanimously approved and unanimously recommends that the shareholders ratify the adoption of the 2005 Plan.

               --------------------------------------------------

                            SHAREHOLDER VOTE REQUIRED

     Approval of the Company's 2005 Plan requires the affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy at the Meeting of Shareholders. PLEASE NOTE THAT THE COMPANY'S CONTROLLING SHAREHOLDERS HAVE ALREADY INFORMED THE COMPANY THAT THEY WILL BE VOTING "FOR" THIS PROPOSAL 4. THE NUMBER OF VOTES HELD BY THE CONTROLLING SHAREHOLDERS IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT FOR THIS PROPOSAL 4 AND, THEREFORE, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS PROPOSAL 4.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2005 PLAN.

                            GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

                             SOLICITATION OF PROXIES

The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail only. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock.

                              SHAREHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next annual meeting of Stockholders of the Company will be held. Any proposal by a Stockholder intended to be presented at the Company's next annual meeting of Stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to Stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.



                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        Mark J. Wright, Secretary

                                                                      APPENDIX A
                                                                      ----------
                             AUDIT COMMITTEE CHARTER


The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Company ("the Company"), will have the oversight responsibility, authority, and specific duties as described below.


COMPOSITION
-----------

The Committee will be comprised of two or more directors (three of more directors as of June 14, 2001) as determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASDAQ Stock Exchange (NASDAQ). The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY
--------------

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management, and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

AUTHORITY
---------

The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS
--------

The Committee is to meet at least two times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with

Audit Committee Charter - Page 1
the chief financial officer, independent accountants, and internal audit (if applicable) at least once each year and at other times when considered appropriate.

ATTENDANCE
----------

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.


SPECIFIC DUTIES
---------------

In carrying out its oversight responsibilities, the Committee will:


1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices, and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgement about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by independence Standard Board Standard No. 1 independence Discussions with Audit Committee.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial

Audit Committee Charter - Page 2
     statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7. At the completion of the annual audit, review with management and the independent accountants the following:

     - The annual financial statements and related footnotes and financial information to be included in the Company's annual report on Form 10-K.

     - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

     - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.

     - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgement about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious".

11. Recommend to the Board the selection, retention, or termination of the Company's independent accountants.

Audit Committee Charter - Page 3

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally as part of the review of the annual financial statements, receive annual report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advise as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.




































Audit Committee Charter - Page 4

                                                                      APPENDIX B
                                                                      ----------

                           CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                         WESTERN POWER & EQUIPMENT CORP.

                                    * * * * *

     Western Power & Equipment Corp. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Western Power & Equipment Corp. has unanimously approved and its Stockholders, at a meeting duly constituted and held, have ratified a resolution duly amending the Certificate of Incorporation of said corporation, as follows:

RESOLVED, that Article Fourth of the Corporation's Certificate of Incorporation be amended to read as follows:

"FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 60,000,000, divided as follows,

     A. 50,000,000 shares of Common Stock, $0.001 par value per share.

     B. 10,000,000 shares of Preferred Stock, $0.001 par value per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders."

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

     THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Certificate and affirmed the statements made herein are true under penalties of perjury this __ day of February, 2005.



                                               --------------------------
                                               C. Dean McLain, CEO

                                                                      APPENDIX D
                                                                      ----------

                             2005 STOCK OPTION PLAN
                                       OF
                         WESTERN POWER & EQUIPMENT CORP.

1. PURPOSES OF THE PLAN

         The purposes of the 2005 Stock Option Plan (the "Plan") of Western Power & Equipment Corp., a Delaware corporation (the "Company"), are to:

         1.1 Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

         1.2 Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

         1.3 Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Shares").

         Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), or "non-qualified stock options" ("NQSOs").

2.       ELIGIBLE PERSONS

         Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

3.       STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

         Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares which may be issued under Options granted pursuant to this Plan shall not exceed Five million (5,000,000) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.       ADMINISTRATION

         4.1 The Plan shall be administered by either the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

         4.2 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Shares subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

         4.3 All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.       GRANTING OF OPTIONS; OPTION AGREEMENT

         5.1 No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

         5.2 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

         5.3 The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

         5.4 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

         6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

                  6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

                  6.1.2 Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

                  6.1.3 Time of Option Exercise. Subject to Section 5 and
Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the "Vesting Base Date") and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                  6.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

                  6.1.5 Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an Option shall be exercisable only by the optionee.

                  6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                           (a) Subject to the discretion of the Administrator
and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

                           (b) Subject to the discretion of the Administrator,
through the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

                  6.1.7 Termination of Employment. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under
Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, "employment" includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

                  6.1.8 Withholding and Employment Taxes. At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned Shares or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have Shares (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

                  6.1.9 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

                  6.1.10 Determination of Value. For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

                           (a) Fair market value shall be the closing price of
such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                           (b) In the absence of an established market for the
stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

                  6.1.11 Option Term. Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

         6.2 Terms and Conditions to Which Only NQSOs Are Subject. Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:

                  6.2.1 Exercise Price.

                           (a) Except as set forth in Section 6.2.1(b), the
exercise price of an NQSO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

                           (b) To the extent required by applicable laws, rules
and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the

Company or of any Affiliate (a "Ten Percent Shareholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

         6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                  6.3.1 Exercise Price.

                           (a) Except as set forth in Section 6.3.1(b), the
exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

                           (b) The exercise price of an ISO granted to any Ten
Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

                  6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

                  6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

                  6.3.4 Term. Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.       MANNER OF EXERCISE

         (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and
6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

         (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.       EMPLOYMENT OR CONSULTING RELATIONSHIP

         Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.       CONDITIONS UPON ISSUANCE OF SHARES

         Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

10.      NON-EXCLUSIVITY OF THE PLAN

         The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.      AMENDMENTS TO PLAN

         The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.      EFFECTIVE DATE OF PLAN; TERMINATION

         This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan shall terminate within ten years from the date of its adoption by the Board.

                                   PROXY CARD
                                   ----------

                         WESTERN POWER & EQUIPMENT CORP.
               ANNUAL MEETING OF SHAREHOLDERS -- FEBRUARY 25, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. Dean McLain, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders Western Power & Equipment Corp. ("WESTERN"), to be held at the corporate offices of Western, located at 6407-B N.E. 117th Avenue, Vancouver, Washington 98662, on February 25, 2005 at 11:00 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated January 31, 2005 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF WESTERN'S BOARD OF DIRECTORS.

1. To elect the following persons to serve as directors of Western until the next Annual Meeting of Shareholders.

   Robert M. Rubin  -           C. Dean Mc Lain  -          Michael Metter

   Steven Moskowitz             James Fisher


               |_| FOR ALL NOMINEES |_| WITHHELD FOR ALL NOMINEES

   INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

       __________________________________________________________________


2. To ratify the appointment of Marcum & Kliegman as Western's independent accountants for the ensuing year.

                         |_| FOR |_| AGAINST |_| ABSTAIN

3. To increase Western's authorized share capital to fifty million (50,000,000) shares of Common Stock.

                         |_| FOR |_| AGAINST |_| ABSTAIN

4. To adopt Western's 2005 Stock Option Plan.

                         |_| FOR |_| AGAINST |_| ABSTAIN

5. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 4 and 5.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                Date: February ___, 2005


                                       --------------------------------------
                                       (Print name of Shareholder)

                                       --------------------------------------
                                       (Print name of Shareholder)

                                       --------------------------------------
                                       Signature

                                       --------------------------------------
                                       Signature


                                Number of Shares
                                Note: Please sign exactly as name appears in Western's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

      PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.